SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2006

NEWNAN COWETA BANCSHARES, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-33221	58-2528123
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Millard Farmer Industrial Blvd., Newnan, GA 30263

(Address of Principal Executive Offices)

(770) 683-6222

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 6, 2006, Newnan Coweta Bancshares, Inc. (the “Company”) began a private placement offering to qualified investors under an exemption from registration contained in Section 4(2) of the Securities Act of 1933 and Rule 505 of Regulation D under the Securities Act. The Company is offering a maximum of 84,000 shares of its common stock at a price of $36.00 per share. No underwriter or placement agent is involved in this offering, and the stock will be sold solely through the efforts of the officers and directors of the Company. The Company will not pay any fees, commissions or other remuneration for their efforts. The Company expects to receive net proceeds, after expenses, of $3,004,000 to be invested in the capital accounts of its subsidiary bank, Neighborhood Community Bank, to support asset growth and for general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is furnished herewith:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEWNAN COWETA BANCSHARES, INC.

DATE: July 10, 2006	By:	/s/ James B. Kimsey
	Name:	James B. Kimsey
	Title:	President and CEO